UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2016

LINEAR TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 432-1900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

General Review and Updating of Executive Compensation Programs

The Board of Directors of Linear Technology Corporation (the “Company”) recently initiated the first of multiple steps the Board expects to take to revise the Company’s executive compensation programs, upon the recommendation of the Board’s Compensation Committee.

At the Company’s 2015 Annual Meeting of Stockholders, holders of a significant number of shares of the Company’s common stock voted against the annual “Say-on Pay” proposal to approve the Company’s executive compensation on an advisory basis.  As part of that process and after, both the Board and management sought input and received direct feedback from a number of the Company’s major stockholders on executive compensation and other topics.  Subsequently, the Board commenced an overall review of the Company’s existing executive compensation programs.  The Compensation Committee also retained a leading third-party compensation consultant to review and advise upon such programs and the individual executive employment arrangements under them.

The Compensation Committee recently recommended to the Board changes to the Company’s executive compensation programs.  These changes include:

•	Granting equity awards whose vesting is partially based upon the achievement of long-term performance objectives; and
•	Entering into executive contracts with those of the Company’s executive officers, and certain other key employees, who do not currently have such agreements.

The Board intends to follow the Compensation Committee’s recommendations.  The Board will also consider making other changes that may be recommended by the compensation consultant and approved by the Compensation Committee.

To date, the Company’s cash bonus program has been substantially performance-based, but equity awards have vested based solely on continued service to the Company.  The Compensation Committee now believes that more of its executives’ compensation should be tied to Company performance.  The Committee has therefore determined to implement a performance-based equity incentive program, beginning with awards to be granted to executives commencing in fiscal year 2017.  Details of the program remain under consideration by the Committee, in consultation with the compensation consultant and legal counsel, with definitive terms expected to be determined prior to the Company’s regularly scheduled end of fiscal year Board and Committee meetings in July 2016.

One current action already taken by the Compensation Committee has been to recommend to the Board that the Company enter executive contracts with those of its executive officers and other key employees, a total of eleven individuals, who do not currently have such agreements.  The Board of Directors accepted this recommendation, and commencing June 23, 2016, the Company begin the process of entering into such contracts, including with Donald P. Zerio, Chief Financial Officer and Vice President, Finance, and with Donald E. Paulus, Vice President, D Power Division.  Prior to this action, only Robert H. Swanson, Jr., the Company’s co-founder and Executive Chairman; Lothar Maier, the Company’s Chief Executive Officer; and Robert Dobkin, another co-founder and the Company’s Chief Technology Officer, had employment agreements.  In parallel with the above actions,  the Compensation Committee and Board approved the amendment of Mr. Dobkin’s agreement to harmonize the applicable post-change of control severance terms  of his existing employment agreement with those terms described below.

Summary of New Executive Contracts

The purpose of the new executive contracts is to provide the selected executive officers and other key employees certain benefits upon a qualifying termination of their employment in connection with a change of control of the Company.  The Board and Compensation Committee believe that these benefits will help ensure the continued dedication and objectivity of all the Company’s executive officers and other key employees in the event of the possibility, threat or actual occurrence of a change of control.  The Board and Compensation Committee believe that, absent providing these benefits, there could potentially be a destabilizing effect on the Company’s management team during times when their focus and dedication may be crucial to the Company.  By entering into these contracts, the Company’s objective is to provide these individuals with peace of mind and valuable incentive to continue their employment with the Company, notwithstanding any uncertainty about their continued employment that the potential for a change of control might otherwise create.  Further, these contracts are designed to motivate these individuals to maximize the value of the Company upon a change of control for the benefit of all of the Company’s stockholders.

Each executive contract has a term of three years and provides that, if the Company terminates the executive’s employment without “Cause” (as defined in the contracts) or the executive terminates his employment for “Good Reason” (also as defined in the contracts) and, in either case, such termination occurs no more than 24 months following a “Change of Control,” then, subject to the executive signing and not revoking a separation agreement and mutual release of claims and the executive’s continued compliance with the terms of the Confidential Information and Invention Assignment Agreement entered into between the executive and the Company, the executive will receive:

•

A lump sum payment (less applicable withholding taxes) equal to 100% of the executive’s annual base salary as in effect immediately prior to the executive’s termination date or, if greater, at the level in effect immediately prior to the Change of Control;

•

A lump sum payment (less applicable withholding taxes) equal to 100% of the executive’s Bonus Amount, which is generally defined as the annualized average of the bonuses paid to the executive over two years of completed bonus periods prior to his termination (or prior to the Change of Control, if a higher average), or if the executive has held his current position for less than the duration of those bonus periods, then the annualized average of the bonuses paid to the executive for those bonus periods during which he held that position actually completed prior to his termination (or prior to the Change of Control, if a higher average);

•	Accelerated vesting of 75% of the executive’s then-unvested equity awards; and
•	Reimbursement of the executive’s COBRA premiums for himself and his eligible dependents for a maximum period of 12 months, if the executive elects continuation coverage pursuant to COBRA.

If the payments to an executive under his executive contract (together with any other payments or benefits the executive may receive) would trigger the excise tax provisions of Section 280G of the Internal Revenue Code, then the payments would be either paid in full or reduced to the level that the payments would not trigger the excise tax, whichever results in the greatest amount of after-tax benefits to the executive.  Consistent with the Company’s prior commitment to its stockholders, these contracts do not provide for any 280G gross-up.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.

10.55Form of Change of Control Severance Agreement between the Company and certain of its executive officers and key employees, including Donald E. Paulus.

10.56Form of Change of Control Severance Agreement between the Company and Donald P. Zerio, Vice President, Finance and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION
(Registrant)

Date:	June 27, 2016
		By:	/s/ DONALD P. ZERIO
Donald P. Zerio
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.55	Form of Change of Control Severance Agreement between the Company and certain of its executive officers and key employees, including Donald E. Paulus.
10.56	Form of Change of Control Severance Agreement between the Company and Donald P. Zerio, Vice President, Finance and Chief Financial Officer.